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                                                                   EXHIBIT 99(c)

              CONSENT OF CREDIT SUISSE FIRST BOSTON CORPORATION


Board of Directors
NetIQ Corporation
3553 North First Street
San Jose, California 95134

Members of the Board:

        We hereby consent to the inclusion of (i) our opinion letter, dated January 16, 2001, to the Board of Directors of NetIQ Corporation (the "Company") as Annex C to the joint proxy statement/prospectus included in the Registration Statement of the Company on Form S-4 (the "Registration Statement") relating to the proposed merger involving the Company and WebTrends Corporation, and (ii) references made to our firm and such opinion in the Registration Statement under the captions entitled "THE MERGER-Background of the Merger", "THE MERGER-Reasons for the Merger", and "THE MERGER-Opinion of NetIQ's Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under, nor do we admit that we are "experts" with respect to any part of the Registration Statement for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                 CREDIT SUISSE FIRST BOSTON CORPORATION

                                 By: /s/ Credit Suisse First Boston Corporation
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Date: January 30, 2000
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